UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: March 21, 2007
DICK’S SPORTING GOODS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-31463	16-1241537
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer
incorporation or organization)		Identification No.)
300 Industry Drive, RIDC Park West
Pittsburgh, Pennsylvania 15275
(Address of Principal Executive Offices) (Zip Code)
(724) 273-3400
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13d-4(c) under the Exchange Act (17 CFR 240.13-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
     In July 2006, Dick’s Sporting Goods, Inc. (the “Company” or “Dick’s”) established the Dick’s Sporting Goods Supplemental Smart Savings Plan (the “2006 Plan”), which allows certain members of management to annually defer a portion of their existing compensation. The 2006 Plan was implemented because certain members of management have historically been restricted in their ability to participate in the Company’s existing 401(k) Plan because of qualified plan testing rules. In December 2006, Dick’s made certain technical amendments to the 2006 Plan which caused certain executives to no longer be eligible to participate in the 2006 Plan.
     On March 21, 2007, the Compensation Committee of Dick’s approved the implementation of the Dick’s Sporting Goods Officers’ Supplemental Savings Plan, (the “Officers Plan”), a voluntary nonqualified deferred compensation plan effective April 1, 2007, for the purpose of attracting high quality executives and promoting in its key executives increased efficiency and an interest in the successful operation of the Company. Certain key executives (or other participants as the Board of Directors of the Company may determine) will be eligible to participate in the Officers Plan. These executives are being afforded the opportunity to participate in the Officers Plan because they are no longer eligible to participate in the 2006 Plan.
     Under the Officers Plan, eligible participants have the opportunity to defer under it up to 25% of their base salary and up to 100% of their annual bonus, and may allocate amounts deferred under the Officers Plan among a range of investment choices. Participant deferral amounts are 100% vested, and matching contributions become 100% vested after five years of plan participation, or upon participant’s death, disability or upon a change in control of the Company. Eligible participants may elect to receive distributions of discretionary contributions from the Officers Plan as a lump sum, in annual installments, with any installment term between two and twenty years, or a combination of the two options. Matching contributions may be distributed only after age 55. Distributions are also triggered upon a participant’s death or disability (as defined in applicable treasury regulations) or in the event of certain hardships or changes of control (each as defined under Section 409A of the Internal Revenue Code).
     Under the Officers Plan, the Company is required to match amounts deposited into plan accounts at a rate of 20% of the participant’s annual deferral, up to a $200,000 maximum match per year. Matching amounts are contributed as one lump sum at the end of the year, and the participant must be an eligible participant as of December 31st to receive the matching contribution for that year. The Company also has the ability to make a discretionary matching contribution as determined from time to time by the Company. The Officers Plan is intended to and shall be interpreted to comply in all respects with Section 409A of the Internal Revenue Code and applicable authorities promulgated thereunder and those provisions of the Employee Retirement Income Security Act of 1974, as amended, applicable to an unfunded plan maintained to provide deferred compensation benefits for a select group of management or highly compensated employees. The Company may at any time direct the Officers Plan’s administrator to amend or terminate the Officers Plan, except that no amendment or termination may reduce a participant’s account balance.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DICK’S SPORTING GOODS, INC.

Date: March 27, 2007	By: /s/ Jay Crosson
	Name:	Jay Crosson
	Title:	Senior Vice President — Human Resources